Exhibit 10.1

AMENDMENT NO. 13 TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 13 dated as of July 31, 2008 (the “Amendment”) to the Credit Agreement, dated as of June 30, 2004, by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION (formerly known as HSBC Bank USA) (collectively, the “Lenders”) and CITIBANK, N.A., as Administrative Agent for the Lenders (as same has been and may be further amended, restated, supplemented or otherwise modified, from time to time, the “Credit Agreement”).

RECITALS

The Co-Borrowers have requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement as set forth herein.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.

Amendment to Credit Agreement.

Section 1.1.                                   The chart in the definition of “Applicable Revolving Credit Loan Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

Consolidated Senior Debt to	Prime Rate
Consolidated EBITDA	Margin	LIBOR Margin

Greater than 4.25:1.00	0.50%	2.00%

Equal to or less than 4.25:1.00 but greater 3.50:1.00	0.25%	1.75%

Equal to or less than 3.50:1.00 but greater than 2.25:1.00	0%	1.60%

Equal to or less than 2.25:1.00	0%	1.45%

Section 1.2.                                   The chart in the definition of “Applicable Term Loan/Equipment Loan Margin” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

Consolidated Senior Debt to	Prime Rate
Consolidated EBITDA	Margin	LIBOR Margin

Greater than 4.25:1.00	0.50%	2.25%

Equal to or less than 4.25:1.00 but greater 3.50:1.00	0.25%	2.00%

Equal to or less than 3.50:1.00 but greater than 2.25:1.00	0%	1.75%

Equal to or less than 2.25:1.00	0%	1.50%

Section 1.3.                                   The definition of “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything to the contrary, the amount of Eligible Inventory which is attributable to Foreign Inventory shall be limited to $1,500,000 for purposes of determining the Borrowing Base.”

Section 1.4.                                   The following definitions in Section 1.01 of the Credit Agreement are hereby amended in their entirety to provide as follows:

“Available Revolving Credit Commitment” shall mean at any time the lesser of (a) the Borrowing Base less Aggregate RC Outstandings or (b) the Revolving Credit Commitment less Aggregate Outstandings or (c) the Asset Coverage Amount.

“Eligible Inventory” shall mean all inventory (including raw materials) of the Obligors’ located in the United States and Foreign Inventory, without duplication, which meet all of the following specifications: (a) the inventory is lawfully owned by an Obligor, is not subject to any lien, claim, security interest or prior assignment and is not obsolete, (b) other than with respect to Foreign Inventory the inventory is stored on property that is either owned or leased by such Obligor or owned or leased by a warehousemen that has contracted with such Obligor to store inventory on such warehousemen’s property, provided that, with respect to inventory stored on property leased by an Obligor, such Obligor shall have delivered in favor of the Administrative Agent an appropriate lien waiver (in form and substance reasonably satisfactory to the Administrative Agent) executed by the Landlord, and with respect to inventory stored on the property owned or leased by a warehousemen, such Obligor shall have delivered to the Administrative Agent an appropriate lien waiver (in form and substance reasonably satisfactory to the Administrative Agent) executed by the warehousemen, provided further that, in the event that the Co-Borrowers shall not have delivered to the Administrative Agent a lien waiver reasonably satisfactory to the Administrative Agent executed by such Landlord or warehouseman, the Administrative Agent may elect to reserve against such inventory held at such location in an amount to be determined by the

Administrative Agent in its Permitted Discretion; (c) the Obligor has the right of assignment thereof and the power to grant liens and security interests therein; (d) the inventory arose or was acquired in the ordinary course of such Obligor’s business, and no portion thereof represents defective or damaged goods or perishable goods or unsalable goods; (e) no accounts receivable or document to title has been created or issued with respect to such inventory; (f) the inventory is readily marketable for sale or lease by the applicable Obligor, (g) the inventory does not consist of any packaging materials and supplies (other than inventoried packaging materials and supplies), supplies (other than supplies held for sale), obsolete goods, goods in transit to third parties or consigned inventory or, other than with respect to Foreign Inventory, inventory in transit.

“Revolving Credit Commitment Termination Date” shall mean November 30, 2008.

“Premises” shall mean, collectively, the Jupiter Premises, the Tampa Premises and the Cranberry Premises.

Section 1.5.                                   The following definitions are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:

“Amendment No. 13 Effective Date” shall mean July 31, 2008.

“Applicable Overadvance” shall mean $3,000,000, for the months of July and August of 2008, $1,500,000 for the months of September, October and November of 2008, and $0 at any other time.

“Asset Coverage Amount” shall mean as of any Borrowing Date an amount equal to the difference between (a) Total Asset Value and (b) Consolidated Senior Debt.

“Foreign Inventory” shall mean all inventory (including raw materials) of the Obligors’ purchased by an Obligor from a vendor not located in the United States for resale in the United States and in transit to an Obligor, provided that such Obligor has ownership and title of such inventory and such inventory is covered by one or more insurance policies provided by one or more insurance carriers acceptable to the Lenders which name the Administrative Agent as loss payee and additional insured, and which provide for at least thirty (30) day’s prior written notice to the Administrative Agent of any modification or cancellation of such policies.

 “Total Asset Value” shall mean the sum of (a) 80% of the value of the Obligor’s Eligible Accounts Receivable, plus (b) the lesser of (i) 50% of the aggregate value of the Obligor’s Eligible Inventory and (ii) $15,000,000, plus (c) Premises Value plus (d) the Applicable Overadvance; provided, however, such percentages and the foregoing inventory limitation may be revised from time to time solely by the Required Lenders in their Permitted Discretion (i) upon 30 days’ prior written notice to the Co-Borrowers so long as no Default or Event of Default has occurred and is then continuing or (ii) immediately upon written notice if a Default or Event of Default has occurred and is then continuing.  Without limiting the foregoing, the Required Lenders may revise such percentages after review of each field audit of the Obligor’s receivables and inventory.  The value of all Eligible Inventory shall be determined at the lower of cost or market value on a first in first out basis in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

“Premises Value” shall mean the value of the Premises, as determined by the Required Lenders, from time to time, based upon such information that the Required Lenders shall reasonably deem significant (including any appraisals of the Premises), which amount is $9,760,000, as of the Amendment No. 13 Effective Date.

Section 1.6.                                   Section 2.01(a) of the Credit Agreement is hereby amended by amending and restating clause “(ii)” thereof to provide as follows:

“(ii) Aggregate RC Outstandings would exceed the lesser of Borrowing Base or the Asset Coverage Amount

Section 1.7.                                   Section 2.06(a) of the Credit Agreement is hereby amended by amending and restating clause “(ii)” thereof to provide as follows:

“(ii) Aggregate RC Outstandings would exceed the lesser of then current Borrowing Base or the Asset Coverage Amount”

Section 1.8.                                   Section 3.03(b) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“In the event that (i) Aggregate Outstandings exceeds the Total Revolving Credit Commitment or (ii) Aggregate RC Outstandings exceeds the lesser of the Borrowing Base or the Asset Coverage Amount, the Co-Borrowers shall immediately pay or prepay so much of the Loans as shall be necessary in order for the Aggregate Outstandings to be in compliance with the Total Revolving Credit Commitment and Aggregate RC Outstandings not to exceed the lesser of the Borrowing Base or the Asset Coverage Amount, as the case may be.  To the extent that such prepayments are insufficient to reduce (a) Aggregate Outstandings to an amount equal to or less than the Total Revolving Credit Commitment or (b) Aggregate RC Outstandings to an amount equal to or less than the lesser of the then current Borrowing Base or the Asset Coverage Amount, the Co-Borrowers shall pledge Cash Collateral, in an amount equal to the amount of such short-fall which Cash Collateral shall secure the reimbursement obligations with respect to Letters of Credit and Banker’s Acceptances.”

Section 1.9.                                   Section 6.04 of the Credit Agreement is hereby amended to add the following new subsection “(c)” immediately following subsection “(b)” thereof:

“(c)                            Prior to the Revolving Credit Commitment Termination Date, permit the Administrative Agent or its representative to conduct (a) a field audit of the Co-Borrowers’ accounts receivable and inventory, and all related books and records, and (b) an appraisal of the Premises, as the Administrative Agent deems necessary or desirable, all such costs, expenses and charges for the account of the Co-Borrowers.”

Section 1.10.                             The table in Section 7.13(a) of the Credit Agreement, Fixed Charge Coverage Ratio, is hereby amended and restated in its entirety to provide as follows:

Period	Ratio

December 31, 2009	.80:1.00
December 31, 2010 and at the end of each fiscal year of the Co-Borrowers thereafter	1.20:1.00

Section 1.11.                             The table in Section 7.13(b) of the Credit Agreement, Minimum Capital Base, is hereby amended and restated in its entirety to provide as follows:

Period	Amount

June 30, 2008 through December 30, 2008	$22,500,000
December 31, 2008 through March 30, 2009	$23,500,000
March 31, 2009 through December 30, 2009	$22,500,000
December 31, 2009 to March 30, 2010	$23,500,000
March 31, 2010 through December 30, 2010	$24,000,000
December 31, 2010 and thereafter	$26,000,000

Section 1.12.                             The table in Section 7.13(c) of the Credit Agreement, Consolidated Senior Debt to Consolidated EBITDA, is hereby amended and restated in its entirety to provide as follows:

Period	Amount

June 30, 2008 through March 30, 2009	4.60:1.00
March 31, 2009 through June 29, 2009	5.00:1.00
June 30, 2009 through September 29, 2009	4.60:1.00
September 30, 2009 through December 30, 2009	4.25:1.00
December 31, 2009 through June 29, 2010	4.00:1.00
June 30, 2010 through December 30, 2010	3.50:1.00
December 31, 2010 and thereafter	3.00:1.00

Section 1.13.                             Section 7.13 of the Credit Agreement is hereby amended to add a new subsection “(f)” immediately following subsection “(e)” thereof as follows:

“(f)                              Asset Coverage.  Permit the ratio of Total Asset Value to Consolidated Senior Debt to be less than 1.00:1.00 at the end of any calendar month.”

Section 1.14.                             The unnumbered paragraph at the end of Section 7.13 of the Credit Agreement is hereby amended to add the text “or Section 7.13(e)” immediately following the text “Section 7.13(d)” in the parenthetical thereof.

Section 1.15.                             Exhibit H attached to the Credit Agreement is hereby amended and replaced by Exhibit H attached hereto.

ARTICLE II.

Conditions of Effectiveness.

Section 2.1.                                   This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of this Amendment, duly executed by each Co-Borrower and  a certificate of the Secretary or Assistant Secretary of each Co-Borrower, dated the date of this Amendment, in form and substance satisfactory to the Lenders, attesting that all appropriate corporate or partnership action, as applicable, has been taken by such Co-Borrower in authorizing the execution, delivery and performance of this Amendment and confirming that there have been no amendments, modifications or other revisions to the Co-Borrowers’ respective Certificates of Incorporation and By-laws or Partnership Agreement, as the case may be, except those amendments, modification and revisions which have been previously delivered to the Lenders.

ARTICLE III.

Representations and Warranties; Effect on Credit Agreement.

Section 3.1.  Each Co-Borrower hereby represents and warrants as follows:

a.                                       This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

b.                                      Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

c.                                       No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

d.                                      No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

e.                                       All corporate and limited partnership action of each Co-Borrower appropriate and necessary, including, if necessary, resolutions of the Board of Directors of each of P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Pacific and WILP and resolutions of the general partner of Woodmark, to authorize the execution, delivery and performance of this Amendment, has been taken.

Section 3.2.                                   Effect on Credit Agreement and Loan Documents.

a.                                       Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b.                                      Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c.                                       Except as expressly provided  herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

d.                                      The other Loan Documents and all agreements, instruments and documents executed and delivered in connection with the Credit Agreement and any other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.

ARTICLE IV.

Miscellaneous.

Section 4.1.                                   This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.2.                                   Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 4.3.                                   This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

[next page is signature page]

IN WITNESS WHEREOF, the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:	Countrywide Hardware, Inc., its General
Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.
CONTINENTAL TOOL GROUP, INC.
HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr., the Vice President of each
of the corporations named above

CITIBANK, N.A., as a Lender and as
Administrative Agent

By:	/s/ Stephen Kelly
Stephen Kelly, Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Raymond Fincken
Raymond Fincken, Vice President